UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021

APARTMENT INCOME REIT CORP.
APARTMENT INCOME REIT, L.P.
(Exact name of Registrant as Specified in Its Charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET SUITE 1700 DENVER, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 303 757-8101
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (Apartment Income REIT Corp.)	AIRC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 4, 2021, each of Robert A. Miller, Kathleen M. Nelson, and Michael A. Stein informed Apartment Income REIT Corp
.
(“AIR”) and
AIR-GP,
Inc., the general partner of Apartment Income REIT, L.P. (“AIR OP,” together with AIR, the “Companies”) that he or she has decided not to stand for re-election
as a director of AIR at its 2021 annual meeting of stockholders (the “2021 Stockholder Meeting”). Messrs. Miller and Stein and Ms. Nelson will continue to serve as a director of the Companies until the 2021 Stockholder Meeting. The decision of each is not the result of any disagreement with the Companies on any matter relating to their operations, policies, or practices.
ITEM 7.01 Regulation FD Disclosure.
On August 5, 2021, AIR issued a press release announcing the resignations of Messrs. Miller and Stein and Ms. Nelson and identified the three individuals to stand for election as independent directors at AIR’s 2021 Stockholder Meeting: Thomas N. Bohjalian, Kristin Finney-Cooke, and Margarita Paláu-Hernández.
A copy of the press release is furnished as Exhibit 99.1 to this report.
ITEM 9.01. Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	AIR Press Release dated August 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INCOME REIT CORP.

Dated: August 5, 2021	/s/ Lisa R. Cohn
Lisa R. Cohn President, General Counsel and Secretary

APARTMENT INCOME REIT, L.P. By: AIR-GP, Inc., its general partner

/s/ Lisa R. Cohn
Lisa R. Cohn President, General Counsel and Secretary